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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 27, 2003, relating to the consolidated financial statements, selected consolidated financial data and the financial statement schedule of The Goldman Sachs Group, Inc. and Subsidiaries (the "Company"), which reports are included or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended November 29, 2002. We also consent to the references to our firm under the caption "Experts" in such registration statement.


/s/ Pricewaterhouse Coopers LLP
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PricewaterhouseCoopers LLP
New York, New York
November 10, 2003